EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

CERTIFIED PUBLIC ACCOUNTING FIRM

American Vanguard Corporation

Newport Beach, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 3, 2005, relating to the consolidated financial statements of American Vanguard Corporation and Subsidiaries and the effectiveness of American Vanguard Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Los Angeles, California

June 14, 2005